UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2025

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

8701 E. 116th Street	46038
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2029	INBKZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 5, 2025, First Internet Bancorp’s wholly-owned subsidiary, First Internet Bank of Indiana (the “Bank”), entered into a Loan Portfolio Purchase Agreement (the “Agreement”) with entities affiliated with Blackstone Real Estate Debt Strategies (collectively, the “Purchasers”), pursuant to which the Bank agreed to sell up to $869 million of performing single-tenant lease financing loans (the “Portfolio”). The Portfolio is expected to be sold at a price approximating 95% of its unpaid principal balance, inclusive of transaction costs. The sale of the Portfolio under the Agreement (the “Sale”) is scheduled to close on September 18, 2025 (the “Closing Date”).

The Agreement contains customary representations and warranties and affirmative and negative covenants both of the Bank and with respect to the loans, among other terms, provisions and conditions customary for transactions of this size and nature. Specifically, from the date of the Agreement until the Closing Date, the Bank may not (i) enter into any written amendment or modification of any Portfolio loan documents, except as permitted by the loan document, (ii) enter into any forbearance agreements related to a loan in the Portfolio, (iii) release any collateral or any mortgagor or guarantor under a Portfolio loan (other than after a payoff in full), (iv) compromise or settle (other than a payoff in full) any claim regarding a Portfolio loan, (v) transfer or encumber any Portfolio loan, (vi) make additional advances of principal except as required by the Portfolio loan documents, (vii) release or apply any reserves except as required by the Portfolio loan documents, (viii) exercise any remedies of the Bank under a Portfolio loan, (ix) grant any consent or waiver to any mortgagor or guarantor or their affiliates with respect to or in connection with the Portfolio loan or the mortgaged property, or (x) make any advances other than protective or advances required under the Portfolio loan documents, without, in each case, the prior written consent of the Purchasers.

The assertions embodied in the Agreement were made solely for purposes of the Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations, warranties, covenants or other terms, provisions or conditions set forth in the Agreement as statements of factual information at the time they were made or otherwise. Unless required by applicable law, the Company does not undertake any obligation to update such information.

In connection with the Sale, the Company has agreed to enter into a servicing agreement with the Purchasers, pursuant to which the Company will continue to provide loan servicing and other administrative services to the Purchasers with respect to the mortgage loans within the Portfolio.

The foregoing description of the Agreement does not purport to be complete and is qualified by reference to the text of the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.06 Material Impairments

As a result of the Bank’s entry into the Agreement on September 5, 2025, all the loans in the Portfolios have been transferred to loans held for sale and management has determined that a material charge for impairment is required under generally accepted accounting principles applicable to First Internet Bancorp (“GAAP”). First Internet Bancorp (the “Company”) estimates that it will recognize an after-tax charge in the quarter ending September, 30, 2025 of approximately $33.5 million, representing difference between the sale price of the Portfolio and its book value upon transfer to held for sale status and the subsequent Sale. Upon closing the Sale, the Company expects to move approximately $550 million of deposit balances off-balance sheet, providing a modest increase to its tangible common equity ratio. The remaining proceeds are expected to be used to fund near-term loan growth opportunities with the option to move additional deposits off-balance sheet.

The actual financial statement impact, including the net realized and unrealized gain or loss from the Sale in light of the Company’s results of operations and financial condition, as a whole, will be determined and reported in connection with the preparation of the Company’s financial statements for the quarter ended September 30, 2025.

Item 7.01 Regulation FD Disclosure

On September 10, 2025, the Company and the Purchasers jointly issued a press release announcing the entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The Company also has prepared supplemental materials pertaining to the Sale, which are furnished as Exhibit 99.2 and are incorporated by reference herein.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Number	Description	Method of filing
10.1*	Loan Portfolio Purchase Agreement, dated September 5, 2025	Filed Electronically
99.1	Joint Press Release dated September 10, 2025	Furnished Electronically
99.2	Supplemental Materials dated September 10, 2025	Furnished Electronically
104	Cover Page Interactive Data File (embedded in the cover page formatted in inline XBRL)

*	Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit can be furnished to the Commission upon request. Additionally, certain information that would constitute an unwarranted invasion of personal privacy has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include statements concerning future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the Sale, including the risks that (a) the Sale may not be consummated within the anticipated time period, or at all, (b) conditions to the consummation of the Sale may not be satisfied, (c) the Purchaser’s rights to force the Company to retain or repurchase one or more loans under certain circumstances, and (d) the limitations on remedies contained in the Agreement may limit or entirely prevent the Company from specifically enforcing obligations of the Purchasers under the Agreement or recovering damages for any breach by the Purchasers; (2) the effects that any termination of the Agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the Sale is not completed or (b) any chilling effect on alternative transactions or future loan sales; (3) the effects that the announcement or pendency of the Sale may have on the Company or the Bank and its operations, including the risk that as a result the Bank’s business, operating results or the Company’s stock price may suffer; (4) the risk that the Sale may involve unexpected costs, liabilities or delays; (5) projected benefits and offsets resulting from the Sale may not reflect actual results or be realized at all; (6) other economic, business, competitive, legal, regulatory, and/or tax factors; and (7) other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this report, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 10, 2025

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer